Gary R. Henrie
Attorney at Law
Licensed in Nevada and Utah

486 W. 1360 N.                                                                                                                                                                                                                                                                                                                                                                                                                  Telephone:  801-310-1419
American Fork, UT  84003                                                                                                                                                                                                                                                                                                                                                                                         e-mail:  grhlaw@hotmail.com

December 11, 2015

Grow Condos, Inc.
722 W. Dutton Road
Eagle Point, OR  97524

Re:     Grow Condos, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as special securities counsel for Grow Condos, Inc., a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  The Registration Statement relates to the offering of 4,000,000 shares of the Company’s common stock by the Company pursuant to employee benefit and stock plans.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) relevant employee benefit and stock plans; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 4,000,000 shares of common stock to be issued by the Company pursuant to employee benefit and stock plans, will be validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law, all applicable Nevada statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie
_______________________________________
Gary R. Henrie, Esq.

Gary R. Henrie
Attorney at Law

486 W. 1360 N.                                                                                                                                                                                                                                                                                                                                                                                                                            Telephone:  801-310-1419
American Fork, UT  84003                                                                                                                                                                                                                                                                                                                                                                                                   e-mail:  grhlaw@hotmail.com

I hereby consent to the use of my opinion in the body of the Registration Statement and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie
_____________________________________
Gary R. Henrie, Esq.